                                  Schedule A
                 TRANSACTIONS SUBJECT TO RULE 10f-3 PROCEDURES

Fund:    Transamerica Multi-Managed Balanced Portfolio Security Description: Corporate Bond
         ---------------------------------------------                       --------------

Issuer:  BANK OF AMERICA CORP                          Offering Type: US Registered
         --------------------                                         -------------
                                                       (US Registered, Eligible Muni, Eligible
                                                       Foreign, 144A)

                                                                                                                      In
                                                                                                                   Compliance
                 REQUIRED INFORMATION                    ANSWER                 APPLICABLE RESTRICTION             (Yes/No)
     ---------------------------------------------- ----------------- -------------------------------------------- ----------
1.   Offering Date                                     01/08/2013     None                                            N/A

2.   Trade Date                                        01/08/2013     Must be the same as #1                          Yes

3.   Unit Price of Offering                            99.444 USD     None                                            N/A

4.   Price Paid per Unit                               99.444 USD     Must not exceed #3                              Yes

5.   Years of Issuer's Operations                         > 3         Must be at least three years *                  Yes

6.   Underwriting Type                                    Firm        Must be firm                                    Yes

7.   Underwriting Spread                                 0.450%       Sub-Adviser determination to be made            Yes

8.   Total Price paid by the Fund                       $240,000      None                                            N/A

9.   Total Size of Offering                          $3,000,000,000   None                                            N/A

10.  Total Price Paid by the Fund plus Total          $200,000,000    #10 divided by #9 must not exceed 25% **        Yes
     Price Paid for same securities purchased by
     the same Sub-Adviser for other investment
     companies

11.  Underwriter(s) from whom the Fund               Merrill Lynch,   Must not include Sub-Adviser affiliates ***     Yes
     purchased (attach a list of all syndicate      Pierce, Fenner &
     members)                                            Smith
                                                      Incorporated

12.  If the affiliate was lead or co-lead manager,        Yes         Must be "Yes" or "N/A"                          Yes
     was the instruction listed below given to the
     broker(s) named in #11? ****

The Sub-Adviser has no reasonable cause to believe that the underwriting commission, spread or profit is NOT reasonable and fair compared to underwritings of similar securities during a comparable period of time. In determining which securities are comparable, the Sub-Adviser has considered the factors set forth in the Fund's 10f-3 procedures.

                                           /s/ Cynthia McCullough
                                           -------------------------------------
                                           Cynthia McCullough
                                           Associate, Portfolio Compliance
                                           BlackRock Investment Management, LLC

* Not applicable to munis. In the case of munis, (i) the issue must have one investment grade rating or (ii) if the issuer or the revenue source has been in operation for less than three years, the issue must have one of the three highest ratings. Circle (i) or (ii), whichever is met.
** If an eligible Rule 144A offering, must not exceed 25% of the total amount of same class sold to QIBs in the Rule 144A offering PLUS the amount of the offering of the same class in any concurrent public offering
*** For munis purchased from syndicate manager, check box to confirm that the purchase was not designated as a group sale. [ ]
**** The Sub-Adviser's affiliate cannot receive any credit for the securities purchased on behalf of the Fund.

                                  Schedule A
                 TRANSACTIONS SUBJECT TO RULE 10f-3 PROCEDURES

Fund:    Transamerica Multi-Managed Balanced Portfolio Security Description: Corporate Bond
         ---------------------------------------------                       --------------

Issuer:  ALLSTATE CORP                                 Offering Type: US Registered
         -------------                                                -------------
                                                       (US Registered, Eligible Muni, Eligible
                                                       Foreign, 144A)

                                                                                                                  In
                                                                                                               Compliance
                 REQUIRED INFORMATION                  ANSWER               APPLICABLE RESTRICTION             (Yes/No)
     ---------------------------------------------- ------------- -------------------------------------------- ----------
1.   Offering Date                                   01/03/2013   None                                            N/A

2.   Trade Date                                      01/03/2013   Must be the same as #1                          Yes

3.   Unit Price of Offering                          25.00 USD    None                                            N/A

4.   Price Paid per Unit                             25.00 USD    Must not exceed #3                              Yes

5.   Years of Issuer's Operations                       > 3       Must be at least three years *                  Yes

6.   Underwriting Type                                  Firm      Must be firm                                    Yes

7.   Underwriting Spread                              1.3225%     Sub-Adviser determination to be made            Yes

8.   Total Price paid by the Fund                      $3,000     None                                            N/A

9.   Total Size of Offering                         $500,000,000  None                                            N/A

10.  Total Price Paid by the Fund plus Total Price   $1,600,000   #10 divided by #9 must not exceed 25% **        Yes
     Paid for same securities purchased by the
     same Sub-Adviser for other investment
     companies

11.  Underwriter(s) from whom the Fund               J.P Morgan   Must not include Sub-Adviser affiliates ***     Yes
     purchased (attach a list of all syndicate      Securities,
     members)                                           LLC

12.  If the affiliate was lead or co-lead manager,      Yes       Must be "Yes" or "N/A"                          Yes
     was the instruction listed below given to the
     broker(s) named in #11? ****

The Sub-Adviser has no reasonable cause to believe that the underwriting commission, spread or profit is NOT reasonable and fair compared to underwritings of similar securities during a comparable period of time. In determining which securities are comparable, the Sub-Adviser has considered the factors set forth in the Fund's 10f-3 procedures.

                                           /s/ Cynthia McCullough
                                           -------------------------------------
                                           Cynthia McCullough
                                           Associate, Portfolio Compliance
                                           BlackRock Investment Management, LLC

* Not applicable to munis. In the case of munis, (i) the issue must have one investment grade rating or (ii) if the issuer or the revenue source has been in operation for less than three years, the issue must have one of the three highest ratings. Circle (i) or (ii), whichever is met.
** If an eligible Rule 144A offering, must not exceed 25% of the total amount of same class sold to QIBs in the Rule 144A offering PLUS the amount of the offering of the same class in any concurrent public offering
*** For munis purchased from syndicate manager, check box to confirm that the purchase was not designated as a group sale. [ ]
**** The Sub-Adviser's affiliate cannot receive any credit for the securities purchased on behalf of the Fund.

                                  Schedule A
                 TRANSACTIONS SUBJECT TO RULE 10f-3 PROCEDURES

Fund:    Transamerica Multi-Managed Balanced Portfolio Security Description: Corporate Bond
         ---------------------------------------------                       --------------

Issuer:  COMCAST CORP                                  Offering Type: US Registered
         ------------                                                 -------------
                                                       (US Registered, Eligible Muni, Eligible
                                                       Foreign, 144A)

                                                                                                                    In
                                                                                                                 Compliance
                 REQUIRED INFORMATION                   ANSWER                APPLICABLE RESTRICTION             (Yes/No)
     ---------------------------------------------- --------------- -------------------------------------------- ----------
1.   Offering Date                                    01/08/2013    None                                            N/A

2.   Trade Date                                        01/08/13     Must be the same as #1                          Yes

3.   Unit Price of Offering                           99.161 USD    None                                            N/A

4.   Price Paid per Unit                              99.161 USD    Must not exceed #3                              Yes

5.   Years of Issuer's Operations                        > 3        Must be at least three years *                  Yes

6.   Underwriting Type                                   Firm       Must be firm                                    Yes

7.   Underwriting Spread                                0.650%      Sub-Adviser determination to be made            Yes

8.   Total Price paid by the Fund                      $95,000      None                                            N/A

9.   Total Size of Offering                         $1,700,000,000  None                                            N/A

10.  Total Price Paid by the Fund plus Total Price   $113,555,000   #10 divided by #9 must not exceed 25% **        Yes
     Paid for same securities purchased by the
     same Sub-Adviser for other investment
     companies

11.  Underwriter(s) from whom the Fund                 Goldman,     Must not include Sub-Adviser affiliates ***     Yes
     purchased (attach a list of all syndicate        Sachs & Co
     members)

12.  If the affiliate was lead or co-lead manager,       Yes        Must be "Yes" or "N/A"                          Yes
     was the instruction listed below given to the
     broker(s) named in #11? ****

The Sub-Adviser has no reasonable cause to believe that the underwriting commission, spread or profit is NOT reasonable and fair compared to underwritings of similar securities during a comparable period of time. In determining which securities are comparable, the Sub-Adviser has considered the factors set forth in the Fund's 10f-3 procedures.

                                           /s/ Cynthia McCullough
                                           -------------------------------------
                                           Cynthia McCullough
                                           Associate, Portfolio Compliance
                                           BlackRock Investment Management, LLC

* Not applicable to munis. In the case of munis, (i) the issue must have one investment grade rating or (ii) if the issuer or the revenue source has been in operation for less than three years, the issue must have one of the three highest ratings. Circle (i) or (ii), whichever is met.
** If an eligible Rule 144A offering, must not exceed 25% of the total amount of same class sold to QIBs in the Rule 144A offering PLUS the amount of the offering of the same class in any concurrent public offering
*** For munis purchased from syndicate manager, check box to confirm that the purchase was not designated as a group sale. [ ]
**** The Sub-Adviser's affiliate cannot receive any credit for the securities purchased on behalf of the Fund.